Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

ARROWMARK FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculations or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001(2)
	Equity	Preferred Stock, par value $0.001(2)
	Other	Subscription Rights(3)
	Debt	Debt Securities(4)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$150,000,000(5)		$150,000,000(5)	$147.60	$22,140
Total Offering Amounts						$150,000,000(5)		$22,140
Total Fees Previously Paid								—
Total Fee Offsets								$15,124.73
Net Fee Due								$7,015.27

(1) Estimated pursuant to Rule 457 solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2) There is being registered hereunder an indeterminate number of shares of common stock or preferred stock as may be sold, from time to time.

(3) There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time.

(4) There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $150,000,000.

(5) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $150,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	ArrowMark Financial Corp.	Form N-2	333-251349(1)	December 14, 2020		$15,124.73	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$102,471,047	$102,471,047
Fee Offset Sources	ArrowMark Financial Corp.	Form N-2	333-251349		December 14, 2020						$15,124.73

(1) The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.